UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2009, certain wholly-owned subsidiaries of Post Apartment Homes, L.P. including Post Briarcliff, LLC, a Georgia limited liability company, Post Corners, LLC, a Georgia limited liability company, Post Crossing, LLC, a Georgia limited liability company, Post Glen, LLC, a Georgia limited liability company, and Post Hyde Park, LLC, a Georgia limited liability company (together, the “Borrowers”), executed five multi-family fixed rate notes (each individually a “Note” and collectively, the “Notes”), each with Deutsche Bank Berkshire Mortgage, Inc., a Delaware corporation, as the lender (“Lender”). The Notes were issued pursuant to the Federal Home Loan Mortgage Corporation loan program. The Note executed by Post Briarcliff, LLC has a principal amount of $60,025,000 and is secured by a deed to secure debt on the Post Briarcliff™ community, located in Atlanta, Georgia. The Note executed by Post Corners, LLC has a principal amount of $40,777,000 and is secured by a deed of trust on the Post Corners™ community, located in Fairfax Co., Virginia. The Note executed by Post Crossing, LLC has a principal amount of $26,950,000 and is secured by a deed to secure debt on the Post Crossing® community, located in Atlanta, Georgia. The Note executed by Post Glen, LLC has a principal amount of $28,000,000 and is secured by a deed to secure debt on the Post Glen® community, located in Atlanta, Georgia. The Note executed by Post Hyde Park, LLC has a principal amount of $46,410,000 and is secured by a mortgage on the Post Hyde Park® community, located in Tampa, Florida. All of the Notes require interest-only payments for the first two years and then fixed principal and interest payments for the remaining term of the loan based on a 30-year amortization schedule. The Notes bear interest at a fixed rate of 5.99% and mature on February 1, 2019. The Notes are pre-payable at any time, subject to a pre-payment penalty of the greater of yield maintenance or 1% until, but not including, August 1, 2018, a pre-payment penalty of 1% on or after August 1, 2018 until, but not including, November 1, 2018, and without penalty beginning on November 1, 2018. The Notes contain representations, affirmative and negative covenants, events of default and remedies typical for these types of facilities. The mortgages securing the Notes are all subject to a Master Cross-Collateralization Agreement containing cross-default and cross-collateralization provisions. The foregoing description is qualified in its entirety by reference to the form of Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On April 21, 2009, the Borrowers entered into amendments of certain documents related to the Notes at the request of the Federal Home Loan Mortgage Corporation, to whom the Lender assigned the loans. Among other matters, these amendments are intended to facilitate the securitization of such loans under a Federal Home Loan Mortgage Corporation multifamily loan securitization program. Such amendments did not change the basic economic terms of the loans; however, in connection with such amendments the Borrowers received modification fees in an aggregate amount of approximately $2 million plus reimbursement of certain costs incurred by the Borrowers in connection with such amendments.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 Form of Multi-Family Fixed Rate Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2009

POST PROPERTIES, INC.

By:	/s/ Christopher J. Papa
Christopher J. Papa
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2009

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ Christopher J. Papa
Christopher J. Papa
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Index
10.1	Form of Multi-Family Fixed Rate Note.